EXHIBIT 99.1

Lakeland Bancorp Announces Quarterly and Year-End 2020 Earnings; Updates Loan Deferrals and Share Repurchase Plan

OAK RIDGE, N.J. , Jan. 28, 2021 (GLOBE NEWSWIRE) -- Lakeland Bancorp, Inc. (NASDAQ: LBAI) (the “Company”), the parent company of Lakeland Bank (“Lakeland”), reported net income of $18.8 million and earnings per diluted share ("EPS") of $0.37 for the three months ended December 31, 2020, compared to net income of $14.4 million and diluted earnings per share of $0.28 for the third quarter of 2020 and net income of $18.7 million and diluted EPS of $0.37 for the fourth quarter of 2019. For the fourth quarter of 2020, annualized return on average assets was 0.98%, annualized return on average common equity was 9.96% and annualized return on average tangible common equity was 12.64%.

For the year ended December 31, 2020, the Company reported net income of $57.5 million, a 19% decrease compared to $70.7 million for the same period in 2019 resulting in annualized return on average assets of 0.80%, annualized return on average common equity of 7.74%, and annualized return on average tangible common equity of 9.86%. For 2020, the Company reported diluted EPS of $1.13, compared to diluted EPS of $1.38 for 2019.

The 2020 financial results were adversely impacted by an elevated provision for credit losses of $27.2 million, compared to a provision for loan losses of $2.1 million for 2019. The increased provision for 2020 was primarily due to COVID-19's negative impact on forecasted economic conditions and credit loss projections with the remainder of the provision attributable to loan growth. As of December 31, 2020, the ratio of the allowance for credit loss for loans to total loans was 1.18% compared to 0.78% as of December 31, 2019. The allowance for credit losses on loans to total loans excluding Paycheck Protection Program ("PPP") loans of $284.6 million was 1.24% as of December 31, 2020.

Thomas Shara, Lakeland Bancorp’s President and CEO commented, "2020 turned out to be a year that no one could have anticipated. We have all been directly or indirectly impacted by the events of the past year and, while it has presented many challenges, I could not be prouder of our Lakeland team for going above and beyond to support our customers and communities. Our team worked tirelessly to ensure the needs of our customers were addressed by increasing our lending, extending PPP loans, granting loan payment deferrals to borrowers, keeping our branches open and increasing donations to the communities we serve. The ongoing pandemic has impacted every sector of our society and dramatically changed the financial services industry. Yet, Lakeland maintained its position as one of New Jersey’s leading banks and developed even closer relationships with our customers in the last year. We will continue to prudently navigate the current environment with the safety of our customers and associates at the forefront.”

Mr. Shara continued, “Our financial performance in this environment was strong and directly related to our focus on addressing our customers' needs. In 2020, we experienced substantial balance sheet growth in both our loan and deposit portfolios. Our provision for projected credit losses increased significantly due to the pandemic; however, our loan charge-offs remained very low for the year. Due to our strong capital position, we will be recommencing our share repurchase plan in the first quarter of 2021.”

Q4 2020 Highlights

  Loans on payment deferral at December 31, 2020 totaled $9.7 million, or 0.2% of total loans.
  Balance sheet restructure in October involving the payoff of $99.9 million in FHLB borrowings, resulted in a prepayment fee of $3.8 million, partially offset by gain on securities sales of $871,000.
  Net interest margin increased 12 basis points to 3.08% compared to the linked quarter.
  The Company adopted CECL at December 31, 2020, and recorded a Q4 provision for credit losses of $789,000 compared to $8 million in Q3 2020.
  Loan and deposit portfolios continued their steady growth, each increasing 3% compared to the linked quarter.

Full Year 2020 Highlights

  Total asset growth of 14% to $7.66 billion at December 31, 2020.
  Strong organic loan growth of 12% or $605.6 million, which excludes PPP loans.
  Deposit generation of 22% or $1.16 billion, including 34% growth in noninterest-bearing deposits.
  Net loan charge-offs for the year totaled $1.5 million, or 0.03% of average loans.

COVID-19

As part of Lakeland’s response to COVID-19, we initiated remote working plans and encouraged the use of our mobile and online banking alternatives. To assist COVID-19 impacted borrowers, we offered temporary payment deferrals on commercial, mortgage and consumer loans. At December 31, 2020, loans on payment deferral totaled $9.7 million, or 0.2% of total loans compared to $154 million, or 2.6% of total loans at September 30, 2020. The reduction in payment deferrals since September 30, 2020, was due primarily to borrowers resuming their regular payment schedule. In addition, during the fourth quarter of 2020, we modified $39.0 million in loans on payment deferment in accordance with the provisions of the CARES Act. We are also a participant in the Small Business Administration PPP to help strengthen local businesses and preserve jobs in our communities and had originally funded $326.6 million with $11.1 million in related fees, as well as $1.1 million in deferred costs. The Company is currently accepting online applications for PPP First Draw Loans to first-time borrowers as well as PPP Second Draw Loans for previous PPP borrowers under the Economic Aid Act.

Net Interest Margin and Net Interest Income

Net interest margin for the fourth quarter of 2020 of 3.08% increased 12 basis points from the linked quarter and decreased 19 basis points compared to the fourth quarter of 2019. The increase in net interest margin compared to the third quarter was due in part to the impact of the reduction of FHLB borrowings as a result of the balance sheet restructure in the fourth quarter of 2020 as well as an increase in prepayment fees, a decrease in cash balances and a decrease in the cost of interest-bearing liabilities. The decrease compared to the fourth quarter of 2019 was primarily a result of the current low interest rate environment resulting in lower yields on interest-earning assets as well as higher cash levels. Net interest margin for 2020 was 3.09% compared to 3.33% for the same period in 2019.

The yield on interest-earning assets for the fourth quarter of 2020 was 3.51% compared to 3.49% for the linked quarter and 4.21% for the fourth quarter of 2019. The yield on interest-earning assets for 2020 was 3.70% compared to 4.36% for 2019. The decrease in yield on interest-earning assets, when compared to 2019 periods, was due primarily to a reduction in the yield on loans due to decreases in the prime rate and LIBOR during 2019 and 2020, increased balance of lower-yielding federal funds sold, as well as the origination of lower-yielding PPP loans during 2020.

The cost of interest-bearing liabilities decreased in the fourth quarter of 2020 to 0.59% compared to 0.72% for the linked quarter and 1.26% for the fourth quarter of 2019. The cost of interest-bearing liabilities for 2020 was 0.83% compared to 1.35% during the same period in 2019. The cost of interest-bearing transaction accounts, time deposits and borrowings continue to decrease since 2019 largely driven by reductions in market interest rates.

Net interest income increased to $55.1 million for the fourth quarter of 2020 compared to $49.5 million for the fourth quarter of 2019, due primarily to the growth of interest-earning assets as well as lower interest rates on interest-bearing liabilities partially offset by an increase in interest-bearing liabilities and lower yields on interest-earning assets. Net interest income for 2020 was $207.7 million, as compared to $196.0 million for the same period in 2019 due to the same reason as the quarterly comparison.

Noninterest Income

Noninterest income decreased $1.1 million to $6.8 million for the fourth quarter of 2020 from $8.0 million for the fourth quarter of 2019 due primarily to a reduction of $1.2 million in loan swap income. Service charges on deposit accounts decreased $541,000 due to changes in customer behavior resulting from the pandemic. Gain on sales of loans in the fourth quarter of 2020 increased $385,000 due primarily to the low interest rate environment. Fourth quarter 2020 results also included an $871,000 gain on sales of securities compared to no gain on sales of securities during the same period in 2019. Other income decreased $593,000 compared to the fourth quarter of 2019 due primarily to gains resulting from payoffs of purchased credit impaired loans during the fourth quarter of 2019.

For 2020, noninterest income totaled $27.1 million compared to $26.8 million for the same period in 2019. Gains on sales of loans and swap income increased $1.7 million and $1.5 million, respectively, compared to 2019, both due primarily to the low interest rate environment. Gain on sales of securities totaled $1.2 million in 2020 compared to no such gains in 2019. These variances were partially offset by a decrease in service charges on deposit accounts of $2.1 million, a reduction in equity securities valuation by $1.0 million and a decrease in other income of $499,000 compared to 2019.

Noninterest Expense

Noninterest expense totaled $36.9 million for the fourth quarter of 2020 and increased $5.4 million compared to the fourth quarter of 2019 due primarily to prepayment fees of $3.8 million resulting from the prepayment of $99.9 million in FHLB debt at a weighted average rate of 2.34%. Salary and employee benefit expense increased $586,000, or 3%, due primarily to normal merit increases. Furniture and equipment in the fourth quarter of 2020 increased $726,000 due primarily to an increase in IT service agreement expense compared to the fourth quarter of 2019. FDIC expense was $750,000 in the fourth quarter of 2020 compared to zero in the fourth quarter of 2019 as the FDIC insurance fund reserve ratio exceeded the required level and the Company received credits to offset its fourth quarter 2019 assessment.

For 2020, noninterest expense totaled $132.8 million compared to $126.8 million for the same period in 2019. The primary increase was $4.1 million in FHLB loan prepayment fees on balance sheet restructurings during 2020. Salary and employee benefit expense increased $3.1 million, or 4%, due primarily to an increase in staffing levels as well as normal merit increases. Furniture and equipment in 2020 increased $2.6 million due to the same reason mentioned in the quarterly comparison. FDIC insurance expense increased $1.7 million in 2020 primarily due to an increase in deposit balances and the application of FDIC assessment credits in 2019 as mentioned in the previous paragraph. Noninterest expense in 2019 included merger-related expenses of $3.2 million resulting from the merger with Highlands Bancorp.

Income Tax Expense

The effective tax rate for the fourth quarter of 2020 was 22.3% compared to 24.9% for the fourth quarter of 2019. The effective tax rate for 2020 was 23.1% compared to 24.8% for 2019.

Financial Condition

At December 31, 2020, total assets were $7.66 billion, an increase of $953.1 million, including $284.6 million in PPP loans, compared to December 31, 2019. For the twelve months ended December 31, 2020, total loans grew $883.4 million, or 17% to $6.02 billion and investment securities increased $54.3 million or 6% to $973.2 million. On the funding side, total deposits increased $1.16 billion or 22% to $6.46 billion, while borrowings decreased $299.9 million or 49% to $312.8 million. At December 31, 2020, total loans as a percent of total deposits was 93.4%.

Asset Quality

At December 31, 2020, non-performing assets increased to $36.1 million, 0.47% of total assets, compared to $21.7 million, 0.32% of total assets, at December 31, 2019. Non-accrual loans as a percent of total loans increased to 0.60% at December 31, 2020 compared to 0.41% at December 31, 2019. The allowance for credit losses increased to $71.1 million, 1.18% of total loans, at December 31, 2020, compared to $40.0 million, 0.78% of total loans, at December 31, 2019. Excluding PPP loans, the ratio of allowance for loan losses to total loans was 1.24%. The increase from December 31, 2019, was primarily due to the adoption of CECL and the impact of COVID-19. The Company adopted CECL at December 31, 2020, and recorded an increase in the allowance for credit losses on loans of $6.7 million effective January 1, 2020. In the fourth quarter of 2020, the Company had net charge-offs of $528,000, or 0.04% of average loans, annualized, compared to net recoveries of $262,000, or 0.02% of average loans, annualized, for the same period in 2019. Provision for credit losses for the fourth quarter of 2020 was $789,000 compared to $1.1 million in the fourth quarter of 2019.

Capital

At December 31, 2020, stockholders' equity was $763.8 million compared to $725.3 million at December 31, 2019, a 5% increase. Lakeland Bancorp remains above FDIC “well capitalized” standards, with a Tier 1 leverage ratio of 8.37% at December 31, 2020. At December 31, 2020, the book value per common share increased 5% to $15.13 and tangible book value per common share increased 7% to $11.97. On January 26, 2021, the Company declared a quarterly cash dividend of $0.125 per share to be paid on February 17, 2021, to shareholders of record as of February 8, 2021. The Company will recommence its existing share repurchase plan, which has 2.4 million shares remaining under the current plan, in the first quarter of 2021.

Forward-Looking Statements

The information disclosed in this document includes various forward-looking statements that are made in reliance upon the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. The words “anticipates”, “projects”, “intends”, “estimates”, “expects”, “believes”, “plans”, “may”, “will”, “should”, “could”, and other similar expressions are intended to identify such forward-looking statements. The Company cautions that these forward-looking statements are necessarily speculative and speak only as of the date made, and are subject to numerous assumptions, risks and uncertainties, all of which may change over time. Actual results could differ materially from such forward-looking statements. The following factors, among others, could cause actual results to differ materially and adversely from such forward-looking statements: changes in the financial services industry and the U.S. and global capital markets, changes in economic conditions nationally, regionally and in the Company’s markets, the nature and timing of actions of the Federal Reserve Board and other regulators, the nature and timing of legislation and regulation affecting the financial services industry, government intervention in the U.S. financial system, changes in federal and state tax laws, changes in levels of market interest rates, pricing pressures on loan and deposit products, credit risks of the Company’s lending and leasing activities, successful implementation, deployment and upgrades of new and existing technology, systems, services and products, customers’ acceptance of the Company’s products and services, and competition. Further, given its ongoing and dynamic nature, it is difficult to predict what the continuing effects of the COVID-19 pandemic will have on our business and results of operations. The pandemic and related local and national economic disruption may, among other effects, continue to result in a material adverse change for the demand for our products and services; increased levels of loan delinquencies, problem assets and foreclosures; branch disruptions, unavailability of personnel and increased cybersecurity risks as employees work remotely. Any statements made by the Company that are not historical facts should be considered to be forward-looking statements. The Company is not obligated to update and does not undertake to update any of its forward-looking statements made herein.

Explanation of Non-GAAP Financial Measures

Reported amounts are presented in accordance with accounting principles generally accepted in the United States of America ("GAAP"). This press release also contains certain supplemental non-GAAP information that the Company’s management uses in its analysis of the Company’s financial results. Specifically, the Company provides measures based on what it believes are its operating earnings on a consistent basis, and excludes material non-routine operating items which affect the GAAP reporting of results of operations. The Company’s management believes that providing this information to analysts and investors allows them to better understand and evaluate the Company’s core financial results for the periods in question.

The Company also provides measurements and ratios based on tangible equity and tangible assets. These measures are utilized by regulators and market analysts to evaluate a company’s financial condition and, therefore, the Company’s management believes that such information is useful to investors.

The Company also uses an efficiency ratio that is a non-GAAP financial measure. The ratio that the Company uses excludes amortization of core deposit intangibles, and, where applicable, long-term debt prepayment fees and merger-related expenses. Income for the non-GAAP ratio is increased by the favorable effect of tax-exempt income and excludes gains and losses from the sale of investment securities, which can vary from period to period. The Company uses this ratio because it believes the ratio provides a relevant measure to compare the operating performance period to period.

These disclosures should not be viewed as a substitute for financial results determined in accordance with GAAP, nor are they necessarily comparable to non-GAAP performance measures which may be presented by other companies. See accompanying non-GAAP tables.

About Lakeland

Lakeland Bank is the wholly-owned subsidiary of Lakeland Bancorp, Inc. (NASDAQ:LBAI), which had $7.66 billion in total assets at December 31, 2020. With an extensive branch network and commercial lending centers throughout New Jersey and Highland Mills, N.Y., the Bank offers business and retail banking products and services. Business services include commercial loans and lines of credit, commercial real estate loans, loans for healthcare services, asset-based lending, equipment financing, small business loans and lines and cash management services. Consumer services include online and mobile banking, home equity loans and lines, mortgage options and wealth management solutions. Lakeland is proud to be recognized as one of New Jersey's Best-In State Banks by Forbes and Statista, rated a 5-Star Bank by Bauer Financial and named one of New Jersey's 50 Fastest Growing Companies by NJBIZ. Visit LakelandBank.com or 973-697-2000 for more information.

Thomas J. Shara	Thomas F. Splaine
President & CEO	EVP & CFO

Lakeland Bancorp, Inc.
Financial Highlights
(Unaudited)

	Three Months Ended December 31,		Twelve Months Ended December 31,
(Dollars in thousands, except per share amounts)	2020	2019	2020	2019
INCOME STATEMENT
Net interest income	$55,135	$49,548	$207,687	$196,034
Provision for credit losses	(789)	(1,086)	(27,222)	(2,130)
Gain on sales of investment securities	871	—	1,213	—
Gain on sales of loans	760	375	3,322	1,660
Gain (loss) on equity securities	73	(29)	(552)	496
Other noninterest income	5,141	7,638	23,127	24,640
Long-term debt prepayment fee	(3,777)	—	(4,133)	—
Merger-related expenses	—	—	—	(3,178)
Other noninterest expense	(33,168)	(31,523)	(128,665)	(123,578)
Pretax income	24,246	24,923	74,777	93,944
Provision for income taxes	(5,398)	(6,208)	(17,259)	(23,272)
Net income	$18,848	$18,715	$57,518	$70,672

Basic earnings per common share	$0.37	$0.37	$1.13	$1.39
Diluted earnings per common share	$0.37	$0.37	$1.13	$1.38
Dividends paid per common share	$0.125	$0.125	$0.500	$0.490
Weighted average shares - basic	50,527	50,566	50,540	50,477
Weighted average shares - diluted	50,672	50,748	50,650	50,642

SELECTED OPERATING RATIOS
Annualized return on average assets	0.98%	1.15%	0.80%	1.12%
Annualized return on average common equity	9.96%	10.32%	7.74%	10.14%
Annualized return on average tangible common equity (1)	12.64%	13.29%	9.86%	13.16%
Annualized yield on interest-earning assets	3.51%	4.21%	3.70%	4.36%
Annualized cost of interest-bearing liabilities	0.59%	1.26%	0.83%	1.35%
Annualized net interest spread	2.92%	2.96%	2.87%	3.00%
Annualized net interest margin	3.08%	3.27%	3.09%	3.33%
Efficiency ratio (1)	53.74%	54.20%	54.54%	54.83%
Stockholders' equity to total assets			9.97%	10.81%
Book value per common share			$15.13	$14.36
Tangible book value per common share (1)			$11.97	$11.18
Tangible common equity to tangible assets (1)			8.05%	8.62%

ASSET QUALITY RATIOS			December 31, 2020	December 31, 2019
Ratio of allowance for credit losses on loans to total loans			1.18%	0.78%
Non-performing loans to total loans			0.60%	0.41%
Non-performing assets to total assets			0.47%	0.32%
Annualized net charge-offs (recoveries) to average loans			0.03%	—%

(1) See Supplemental Information - Non-GAAP Financial Measures

Lakeland Bancorp, Inc.
Financial Highlights
(Unaudited)

(Dollars in thousands)			December 31, 2020	December 31, 2019
SELECTED BALANCE SHEET DATA AT PERIOD-END
Loans			$6,021,232	$5,137,823
Allowance for credit losses on loans			71,124	40,003
Investment securities			973,185	918,853
Total assets			7,664,297	6,711,236
Total deposits			6,455,783	5,293,779
Short-term borrowings			169,560	328,658
Other borrowings			143,257	284,036
Stockholders' equity			763,784	725,263

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2020	2019	2020	2019
SELECTED AVERAGE BALANCE SHEET DATA
Loans	$5,939,904	$5,025,377	$5,626,273	$4,938,298
Investment securities	912,723	894,698	889,223	869,374
Interest-earning assets	7,137,884	6,022,525	6,735,825	5,895,669
Total assets	7,625,458	6,470,082	7,208,366	6,322,654
Noninterest-bearing demand deposits	1,499,093	1,130,192	1,362,918	1,092,827
Savings deposits	571,794	492,903	535,754	500,650
Interest-bearing transaction accounts	3,313,556	2,814,831	3,035,626	2,653,404
Time deposits	1,112,053	873,924	1,064,187	922,412
Total deposits	6,496,496	5,311,850	5,998,485	5,169,293
Short-term borrowings	68,962	67,097	92,425	95,035
Other borrowings	155,943	284,049	244,000	290,330
Total interest-bearing liabilities	5,222,308	4,532,804	4,971,992	4,461,831
Stockholders' equity	753,059	719,292	743,225	697,037

Lakeland Bancorp, Inc.
Consolidated Statements of Income
(Unaudited)

	Three Months Ended December 31,		Twelve Months Ended December 31,
(Dollars in thousands, except per share amounts)	2020	2019	2020	2019

INTEREST INCOME
Loans and fees	$58,553	$58,211	$229,036	$233,535
Federal funds sold and interest-bearing deposits with banks	61	423	348	1,720
Taxable investment securities and other	3,680	4,857	17,811	19,722
Tax exempt investment securities	565	345	1,647	1,510
TOTAL INTEREST INCOME	62,859	63,836	248,842	256,487
INTEREST EXPENSE
Deposits	6,090	11,722	32,059	49,248
Federal funds purchased and securities sold under agreements to repurchase	25	138	556	1,471
Other borrowings	1,609	2,428	8,540	9,734
TOTAL INTEREST EXPENSE	7,724	14,288	41,155	60,453
NET INTEREST INCOME	55,135	49,548	207,687	196,034
Provision for credit losses	789	1,086	27,222	2,130
NET INTEREST INCOME AFTER PROVISION FOR CREDIT LOSSES	54,346	48,462	180,465	193,904
NONINTEREST INCOME
Service charges on deposit accounts	2,485	3,026	9,148	11,205
Commissions and fees	1,365	1,548	5,868	6,230
Income on bank owned life insurance	657	676	2,657	2,740
Gain (loss) on equity securities	73	(29)	(552)	496
Gain on sales of loans	760	375	3,322	1,660
Gain on sales and calls of investment securities,net	871	—	1,213	—
Swap income	485	1,646	4,719	3,231
Other income	149	742	735	1,234
TOTAL NONINTEREST INCOME	6,845	7,984	27,110	26,796
NONINTEREST EXPENSE
Salaries and employee benefit expense	20,201	19,615	80,399	77,287
Net occupancy expense	2,580	2,679	10,596	11,029
Furniture and equipment expense	3,042	2,316	11,275	8,681
FDIC insurance expense	750	—	2,123	431
Stationary, supplies and postage expense	409	385	1,677	1,599
Marketing expense	413	515	1,253	1,945
Data processing expense	1,064	1,113	4,964	4,913
Telecommunications expense	476	492	1,875	1,943
ATM and debit card expense	593	604	2,331	2,377
Core deposit intangible amortization	249	289	1,025	1,182
Other real estate owned and other repossessed assets expense	—	33	53	256
Long-term debt prepayment fee	3,777	—	4,133	—
Merger-related expenses	—	—	—	3,178
Other expenses	3,391	3,482	11,094	11,935
TOTAL NONINTEREST EXPENSE	36,945	31,523	132,798	126,756
INCOME BEFORE PROVISION FOR INCOME TAXES	24,246	24,923	74,777	93,944
Provision for income taxes	5,398	6,208	17,259	23,272
NET INCOME	$18,848	$18,715	$57,518	$70,672
EARNINGS PER COMMON SHARE:
Basic	$0.37	$0.37	$1.13	$1.39
Diluted	$0.37	$0.37	$1.13	$1.38
DIVIDENDS PAID PER COMMON SHARE	$0.125	$0.125	$0.500	$0.490

Lakeland Bancorp, Inc.
Consolidated Balance Sheets

(Dollars in thousands)	December 31, 2020	December 31, 2019
	(Unaudited)
ASSETS
Cash	$262,327	$275,794
Interest-bearing deposits due from banks	7,763	6,577
Total cash and cash equivalents	270,090	282,371
Investment securities available for sale, at estimated fair value (allowance for credit losses of $2 at December 31, 2020)	855,746	755,900
Investment securities, held to maturity (estimated fair value of $93,868 at December 31, 2020 and $124,904 at December 31, 2019 and no allowance for credit losses at December 31, 2020)	90,766	123,975
Equity securities, at fair value	14,694	16,473
Federal Home Loan Bank and other membership stocks, at cost	11,979	22,505
Loans held for sale	1,335	1,743
Loans, net of deferred fees	6,021,232	5,137,823
Less: Allowance for credit losses	71,124	40,003
Net loans	5,950,108	5,097,820
Premises and equipment, net	48,495	47,608
Operating lease right-of-use assets	16,772	18,282
Accrued interest receivable	19,339	16,832
Goodwill	156,277	156,277
Other identifiable intangible assets	3,288	4,314
Bank owned life insurance	115,115	112,392
Other assets	110,293	54,744
TOTAL ASSETS	$7,664,297	$6,711,236
LIABILITIES AND STOCKHOLDERS' EQUITY
LIABILITIES
Deposits:
Noninterest-bearing	$1,510,224	$1,124,121
Savings and interest-bearing transaction accounts	3,867,303	3,298,854
Time deposits $250 thousand and under	895,056	652,144
Time deposits over $250 thousand	183,200	218,660
Total deposits	6,455,783	5,293,779
Federal funds purchased and securities sold under agreements to repurchase	169,560	328,658
Other borrowings	25,000	165,816
Subordinated debentures	118,257	118,220
Operating lease liabilities	18,183	19,814
Other liabilities	113,730	59,686
TOTAL LIABILITIES	6,900,513	5,985,973
STOCKHOLDERS' EQUITY
Common stock, no par value; authorized 100,000,000 shares; issued 50,610,681 shares and outstanding 50,479,646 shares at December 31, 2020 and issued and outstanding 50,489,410 shares at December 31, 2019	562,421	560,263
Treasury shares, at cost, 131,035 shares at December 31, 2020 and no shares at December 31, 2019	(1,452)	—
Retained earnings	191,418	162,752
Accumulated other comprehensive income (loss)	11,397	2,248
TOTAL STOCKHOLDERS' EQUITY	763,784	725,263
TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY	$7,664,297	$6,711,236

Lakeland Bancorp, Inc.
Financial Highlights
(Unaudited)

	For the Quarter Ended
	December 31,	September 30,	June 30,	March 31,	December 31,
(Dollars in thousands, except per share data)	2020	2020	2020	2020	2019

INCOME STATEMENT
Net interest income	$55,135	$52,134	$50,519	$49,899	$49,548
Provision for credit losses (1)	(789)	(8,000)	(9,000)	(9,223)	(1,086)
Gain on sales of investment securities	871	—	—	342	—
Gain on sales of loans	760	1,437	710	415	375
Gain (loss) on equity securities	73	(170)	198	(653)	(29)
Other noninterest income	5,141	5,506	4,573	7,907	7,638
Long-term debt prepayment fee	(3,777)	—	—	(356)	—
Other noninterest expense	(33,168)	(32,097)	(31,462)	(32,148)	(31,523)
Pretax income	24,246	18,810	15,538	16,183	24,923
Provision for income taxes	(5,398)	(4,383)	(3,687)	(3,791)	(6,208)
Net income	$18,848	$14,427	$11,851	$12,392	$18,715

Basic earnings per common share	$0.37	$0.28	$0.23	$0.24	$0.37
Diluted earnings per common share	$0.37	$0.28	$0.23	$0.24	$0.37
Dividends paid per common share	$0.125	$0.125	$0.125	$0.125	$0.125
Dividends paid	$6,364	$6,365	$6,365	$6,364	$6,363
Weighted average shares - basic	50,527	50,526	50,522	50,586	50,566
Weighted average shares - diluted	50,672	50,620	50,593	50,728	50,748

SELECTED OPERATING RATIOS
Annualized return on average assets	0.98%	0.76%	0.67%	0.76%	1.15%
Annualized return on average common equity	9.96%	7.64%	6.42%	6.77%	10.32%
Annualized return on average tangible common equity (2)	12.64%	9.71%	8.19%	8.65%	13.29%
Annualized net interest margin	3.08%	2.96%	3.06%	3.28%	3.27%
Efficiency ratio (2)	53.40%	53.96%	55.62%	55.30%	54.20%
Common stockholders' equity to total assets	9.97%	10.02%	9.96%	10.51%	10.81%
Tangible common equity to tangible assets (2)	8.05%	8.06%	7.99%	8.41%	8.62%
Tier 1 risk-based ratio	10.22%	10.34%	10.45%	10.61%	11.02%
Total risk-based ratio	12.85%	12.93%	12.98%	13.04%	13.40%
Tier 1 leverage ratio	8.37%	8.36%	8.69%	9.38%	9.41%
Common equity tier 1 capital ratio	9.73%	9.83%	9.93%	10.08%	10.46%
Book value per common share	$15.13	$14.93	$14.77	$14.60	$14.36
Tangible book value per common share (2)	$11.97	$11.77	$11.60	$11.43	$11.18

(1) The Company adopted ASU 2016-13, Financial Instruments - Credit Losses (Topic 326): Measurement of Credit Losses on Financial Instruments ("CECL") on December 31, 2020, with a transition adjustment retroactive to January 1, 2020. Quarterly amounts for the first, second and third quarters of 2020 do not reflect the adoption of CECL.
(2) See Supplemental Information - Non-GAAP Financial Measures

Lakeland Bancorp, Inc.
Financial Highlights
(Unaudited)

	For the Quarter Ended
	December 31,	September 30,	June 30,	March 31,	December 31,
(Dollars in thousands)	2020	2020	2020	2020	2019

SELECTED BALANCE SHEET DATA AT PERIOD-END
Loans	$6,031,220	$5,855,024	$5,769,127	$5,331,863	$5,140,940
Allowance for credit losses on loans (3)	71,124	65,242	57,839	48,884	40,003
Investment securities	973,185	909,535	957,985	974,319	918,853
Total assets	7,664,297	7,522,184	7,488,516	7,013,908	6,711,236
Total deposits	6,455,783	6,266,516	6,125,502	5,455,138	5,293,779
Short-term borrowings	169,560	97,874	183,116	419,085	328,658
Other borrowings	143,257	253,359	273,954	258,944	284,036
Stockholders' equity	763,784	753,572	745,489	736,922	725,263

LOANS
Commercial, secured by real estate	$4,514,649	$4,326,074	$4,260,917	$4,073,911	$3,924,762
Commercial, industrial and other	439,503	426,821	402,239	467,346	431,934
Paycheck Protection Program	284,636	325,115	325,999	—	—
Equipment financing	114,737	116,410	115,651	116,421	111,076
Residential mortgages	376,416	342,583	334,455	334,114	335,191
Consumer and home equity	301,279	318,021	329,866	340,071	337,977
Total loans	$6,031,220	$5,855,024	$5,769,127	$5,331,863	$5,140,940

DEPOSITS
Noninterest-bearing	$1,510,224	$1,474,847	$1,486,273	$1,129,695	$1,124,121
Savings and interest-bearing transaction accounts	3,867,303	3,647,328	3,510,723	3,241,397	3,298,854
Time deposits	1,078,256	1,144,341	1,128,506	1,084,046	870,804
Total deposits	$6,455,783	$6,266,516	$6,125,502	$5,455,138	$5,293,779

Total loans to total deposits ratio	93.4%	93.4%	94.2%	97.7%	97.1%

SELECTED AVERAGE BALANCE SHEET DATA
Loans	$5,939,904	$5,775,093	$5,572,865	$5,208,097	$5,025,377
Investment securities	912,723	873,066	891,037	879,987	894,698
Interest-earning assets	7,137,884	7,009,939	6,650,993	6,133,003	6,022,525
Total assets	7,625,458	7,516,069	7,137,529	6,565,302	6,470,082
Noninterest-bearing demand deposits	1,499,093	1,475,422	1,364,785	1,109,638	1,130,192
Savings deposits	571,794	548,662	525,224	496,798	492,903
Interest-bearing transaction accounts	3,313,556	3,086,260	2,908,299	2,830,778	2,814,831
Time deposits	1,112,053	1,176,181	1,093,760	872,998	873,924
Total deposits	6,496,496	6,286,525	5,892,068	5,310,212	5,311,850
Short-term borrowings	68,962	58,845	82,694	159,825	67,097
Other borrowings	155,943	269,093	273,904	277,753	284,049
Total interest-bearing liabilities	5,222,308	5,139,042	4,883,881	4,638,152	4,532,804
Stockholders' equity	753,059	751,099	742,050	736,719	719,292

(3) The Company adopted CECL on December 31, 2020, with a transition adjustment retroactive to January 1, 2020. Quarterly amounts for the first, second and third quarters of 2020 do not reflect the adoption of CECL.

Lakeland Bancorp, Inc.
Financial Highlights
(Unaudited)
	For the Quarter Ended
	December 31,	September 30,	June 30,	March 31,	December 31,
(Dollars in thousands)	2020	2020	2020	2020	2019
AVERAGE ANNUALIZED YIELDS (TAXABLE EQUIVALENT BASIS)
ASSETS
Loans	3.92%	3.91%	4.03%	4.47%	4.60%
Taxable investment securities and other	1.84%	2.09%	2.31%	2.56%	2.34%
Tax-exempt securities	2.51%	2.55%	2.70%	2.67%	2.69%
Federal funds sold and interest-bearing cash accounts	0.09%	0.10%	0.08%	1.42%	1.65%
Total interest-earning assets	3.51%	3.49%	3.69%	4.17%	4.21%
LIABILITIES
Savings accounts	0.05%	0.06%	0.07%	0.07%	0.07%
Interest-bearing transaction accounts	0.38%	0.44%	0.55%	0.97%	1.05%
Time deposits	1.01%	1.19%	1.48%	1.81%	1.93%
Borrowings	2.84%	2.73%	2.62%	2.54%	2.86%
Total interest-bearing liabilities	0.59%	0.72%	0.86%	1.18%	1.26%
Net interest spread (taxable equivalent basis)	2.92%	2.77%	2.83%	2.99%	2.96%
Annualized net interest margin (taxable equivalent basis)	3.08%	2.96%	3.06%	3.28%	3.27%
Annualized cost of deposits	0.37%	0.44%	0.55%	0.82%	0.88%
ASSET QUALITY DATA
ALLOWANCE FOR CREDIT LOSSES ON LOANS
Balance at beginning of period	$65,242	$57,839	$48,884	$40,003	$38,655
Provision for credit losses on loans	(246)	8,000	9,000	9,223	1,086
Charge-offs	(746)	(682)	(142)	(483)	(198)
Recoveries	218	85	97	141	460
Balance at end of period	$64,468	$65,242	$57,839	$48,884	$40,003
Impact of adopting CECL (4)	6,656
	$71,124
NET LOAN CHARGE-OFFS (RECOVERIES)
Commercial, secured by real estate	$(47)	$298	$(36)	$111	$(18)
Commercial, industrial and other	478	173	(13)	(31)	13
Equipment financing	64	95	(11)	71	(297)
Residential mortgages	—	(1)	—	96	—
Consumer and home equity	33	32	105	95	40
Net charge-offs (recoveries)	$528	$597	$45	$342	$(262)
NON-PERFORMING ASSETS
Commercial, secured by real estate	$30,085	$26,145	$25,615	$24,770	$13,281
Commercial, industrial and other	1,286	1,484	1,546	1,909	1,539
Equipment financing	320	444	400	199	284
Residential mortgages	2,190	2,695	2,860	2,837	3,428
Consumer and home equity	2,241	2,322	2,432	2,689	2,606
Total non-accrual loans	36,122	33,090	32,853	32,404	21,138
Property acquired through foreclosure or repossession	—	—	354	393	563
Total non-performing assets	$36,122	$33,090	$33,207	$32,797	$21,701
Loans past due 90 days or more and still accruing	$1	$165	$58	$99	$—
Loans restructured and still accruing	$3,856	$4,299	$4,667	$4,719	$5,650
Ratio of allowance for credit losses to total loans (2)	1.18%	1.11%	1.00%	0.92%	0.78%
Total non-accrual loans to total loans	0.60%	0.57%	0.57%	0.61%	0.41%
Total non-performing assets to total assets	0.47%	0.44%	0.44%	0.47%	0.32%
Annualized net charge-offs (recoveries) to average loans	0.04%	0.04%	—%	0.03%	(0.02)%

(4) The Company adopted CECL on December 31, 2020 with a $6.7 million transition adjustment retroactive to January 1, 2020. Quarterly amounts for the first, second and third quarters of 2020 do not reflect the adoption of CECL.

Lakeland Bancorp, Inc.
Supplemental Information - Non-GAAP Financial Measures
(Unaudited)

	At or for the Quarter Ended
(Dollars in thousands, except ratios and per share amounts)	December 31, 2020	September 30, 2020	June 30, 2020	March 31, 2020	December 31, 2019

CALCULATION OF TANGIBLE BOOK VALUE PER COMMON SHARE
Total common stockholders' equity at end of period - GAAP	$763,784	$753,572	$745,489	$736,922	$725,263
Less: Goodwill	156,277	156,277	156,277	156,277	156,277
Less: Other identifiable intangible assets	3,288	3,538	3,788	4,049	4,314
Total tangible common stockholders' equity at end of period - Non-GAAP	$604,219	$593,757	$585,424	$576,596	$564,672
Shares outstanding at end of period	50,480	50,468	50,463	50,462	50,498
Book value per share - GAAP	$15.13	$14.93	$14.77	$14.60	$14.36
Tangible book value per share - Non-GAAP	$11.97	$11.77	$11.60	$11.43	$11.18
CALCULATION OF TANGIBLE COMMON EQUITY TO TANGIBLE ASSETS
Total tangible common stockholders' equity at end of period - Non-GAAP	$604,219	$593,757	$585,424	$576,596	$564,672
Total assets at end of period - GAAP	$7,664,297	$7,522,184	$7,488,516	$7,013,908	$6,711,236
Less: Goodwill	156,277	156,277	156,277	156,277	156,277
Less: Other identifiable intangible assets	3,288	3,538	3,788	4,049	4,314
Total tangible assets at end of period - Non-GAAP	$7,504,732	$7,362,369	$7,328,451	$6,853,582	$6,550,645
Common equity to assets - GAAP	9.97%	10.02%	9.96%	10.51%	10.81%
Tangible common equity to tangible assets - Non-GAAP	8.05%	8.06%	7.99%	8.41%	8.62%
CALCULATION OF RETURN ON AVERAGE TANGIBLE COMMON EQUITY
Net income - GAAP	$18,848	$14,427	$11,851	$12,392	$18,715
Total average common stockholders' equity - GAAP	$753,059	$751,099	$742,050	$736,719	$719,292
Less: Average goodwill	156,277	156,277	156,277	156,277	156,277
Less: Average other identifiable intangible assets	3,433	3,689	3,942	4,205	4,468
Total average tangible common stockholders' equity - Non-GAAP	$593,349	$591,133	$581,831	$576,237	$558,547
Return on average common stockholders' equity - GAAP	9.96%	7.64%	6.42%	6.77%	10.32%
Return on average tangible common stockholders' equity - Non-GAAP	12.64%	9.71%	8.19%	8.65%	13.29%
CALCULATION OF EFFICIENCY RATIO
Total noninterest expense	$36,945	$32,097	$31,462	$32,504	$31,523
Amortization of core deposit intangibles	(249)	(250)	(261)	(265)	(289)
Merger-related expenses	—	—	—	—	—
Long-term debt prepayment fee	(3,777)	—	—	(356)
Noninterest expense, as adjusted	$32,919	$31,847	$31,201	$31,883	$31,234
Net interest income	$55,135	$52,134	$50,519	$49,899	$49,548
Total noninterest income	6,845	6,773	5,481	8,011	7,984
Total revenue	61,980	58,907	56,000	57,910	57,532
Tax-equivalent adjustment on municipal securities	149	108	93	88	91
Gain on sales of investment securities	(871)	—	—	(342)	—
Total revenue, as adjusted	$61,258	$59,015	$56,093	$57,656	$57,623
Efficiency ratio - Non-GAAP	53.74%	53.96%	55.62%	55.30%	54.20%

Lakeland Bancorp, Inc.
Supplemental Information - Non-GAAP Financial Measures
(Unaudited)
	For the Twelve Months Ended December 31,
(Dollars in thousands)	2020	2019
CALCULATION OF RETURN ON AVERAGE TANGIBLE COMMON EQUITY
Net income - GAAP	$57,518	$70,672
Total average common stockholders' equity - GAAP	$743,225	$697,037
Less: Average goodwill	156,277	154,971
Less: Average other identifiable intangible assets	3,816	4,883
Total average tangible common stockholders' equity - Non-GAAP	$583,132	$537,183
Return on average common stockholders' equity - GAAP	7.74%	10.14%
Return on average tangible common stockholders' equity - Non-GAAP	9.86%	13.16%
CALCULATION OF EFFICIENCY RATIO
Total noninterest expense	$132,798	$126,756
Amortization of core deposit intangibles	(1,025)	(1,182)
Long-term debt prepayment fee	(4,133)	—
Merger-related expenses	—	(3,178)
Noninterest expense, as adjusted	$127,640	$122,396
Net interest income	$207,687	$196,034
Noninterest income	$27,110	$26,796
Total revenue	$234,797	$222,830
Tax-equivalent adjustment on municipal securities	$438	$401
Gain on sales of investment securities	(1,213)	—
Total revenue, as adjusted	$234,022	$223,231
Efficiency ratio - Non-GAAP	54.54%	54.83%